EXHIBIT 3.1a


                     CERTIFICATE OF AMENDMENT

                              TO THE

        AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                OF

                     FOODBRANDS AMERICA, INC.

_________________________________________________________________

             Pursuant to Sections 228 and 242 of the
         General Corporation Law of the State of Delaware

_________________________________________________________________

          Foodbrands America, Inc., a Delaware corporation (the
"Corporation"), does hereby certify as follows:

          FIRST:  The name of the corporation is Foodbrands
America, Inc., a Delaware corporation.

          SECOND: Effective immediately upon filing of this Amendment and without further action on the part of the Corporation or its stockholders the provisions of Section 5.1 of the Corporation's Amended and Restated Certificate of
Incorporation shall be amended as described herein.

          THIRD:  That the Amended and Restated Certificate of
Incorporation of the Corporation is hereby as follows:

               (i) Section 5.1(3) is amended by deleting the last sentence thereof.

               (ii) A new Section 5.1(4) is added to read in its entirety as follows:

               "(4) Notwithstanding anything contained herein to the contrary, this Article Fifth shall not apply to any transaction or series of transactions which the Board, in it sole discretion upon the exercise of its fiduciary duties in accordance with applicable law, determines to be in the best interests of the stockholders of the Corporation. In addition, and in any event, this Article Fifth shall not apply to any of the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreements"), dated as of March 25, 1997, by and among IBP, inc. ("IBP"), IBP Sub,
          Inc. and the Company and the Tender Agreements (as defined in the Merger Agreement)."

          FOURTH: That this Amendment has been duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.


          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name as of the 28th day of April, 1997.

                              FOODBRANDS AMERICA, INC.



                              By:  /s/ Bryant P. Bynum
                                 _________________________
                                 Bryant P. Bynum
                                 Vice President - Finance